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                                                                   EXHIBIT 21.01

                       SUBSIDIARIES OF G+G RETAIL, INC.


           Subsidiaries            Jurisdiction of Incorporation    D/B/A Names
           ------------            -----------------------------    -----------

G & G Retail of Puerto Rico, Inc.           Puerto Rico                None